Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED	Bruker Confidential
UNDER 17 C.F.R. §§ 200.80(b)4, AND 240.24b-2

AMENDMENT NO. 1

This Amendment No. 1 (the “Amendment”) amends the MANUFACTURING, COMMERCIALIZATION AND DEVELOPMENT AGREEMENT (the “Agreement”) entered into as of July 31, 2006 between ISIS PHARMACEUTICALS, INC., a Delaware corporation, through its IBIS BIOSCIENCES division (“Ibis”), and BRUKER DALTONICS INC., a Delaware corporation (“Bruker”) and is effective on the date both parties have signed below.

BACKGROUND

T5000 System: Over the past several months, Ibis has further refined, developed and replaced the Ibis T5000 System as described in the Agreement based on customer input and need.  The instrument described and outlined in the Agreement was enhanced to include automation systems which allow the user to more easily run assays on the instrument.  Therefore, this Amendment to the Agreement is agreed to, as the revenue sharing terms in Article 5 of the Agreement were based on the non-automated basic T5000 System.

Article 5 of the Agreement is therefore amended to fairly compensate each party for the enhancements included in this upgraded version of the Ibis T5000 System with a targeted average list price of $[***], targeted average selling price of $[***] and a targeted discount price of $[***].

Ibis Consumables:  Some of the consumables for the T5000 System presently still require [***] and logistics.  Ibis and Bruker agree that it will be a [***] to make all Ibis Consumables available in a [***] format by [***] or earlier, so that the expense and complexity of [***] and logistics can be eliminated.

Moreover, as Ibis Consumables are only becoming products over time in [***], it is clear that a major part of the early European market development in [***] will require Bruker to demonstrate the Ibis T5000 process and instrumentation in the applications laboratory in Bremen to potential European customers and collaborators. This Bruker applications lab itself will therefore be a significant consumer of Ibis Consumables, and needs access to Ibis Consumables [***] for potential customer demonstrations.

In consideration of the foregoing premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend the Agreement, in accordance with Article 15.10 of the Agreement, as follows:

AMENDED OR NEW ARTICLES AND DEFINITIONS

Amended Definition:  Exhibit A of the Agreement is amended as follows:

“T5000 Systems” means the fully integrated, automated system comprising a MicrOTOF, an Ibis Amplicon Desalting Module, the Ibis Analytical Systems, the Thermo CRS robot, mircotiter plate ‘hotel’ and related automation accessories, and other computers and hardware, as more fully described in Schedule 3, as updated from time to time by written agreement of the parties.  “T5000 Systems” does not include Ibis Consumables.  “T5000 Systems” includes new versions of the T5000 System as it exists as of the Effective Date, as well as successor products designed to perform mass spectrometry analysis of PCR products, but excluding any systems exclusively used for IVD Use.

The updated list of components representing the Ibis “T5000 Systems” described herein is an Attachment A to this Amendment.

Article 5.1 through and including 5.5 of the Agreement are replaced in their entirety by the following:

5.1                             Sales of T5000 Systems (Full Bruker Participation).  With respect to each sale of a T5000 System for which (a) Bruker sells, delivers and Installs, trains End Users on, services and supports and provides Updates for such T5000 System (all as contemplated by the Commercialization Plan) and (b) Ibis fulfills its obligations as contemplated by the Commercialization Plan with respect to such T5000 System, Bruker will pay Ibis the following amounts, which amounts will be cumulative and in addition to any other payments to be made to Ibis under this Agreement:

For Ibis T5000 System Sales in North America, Europe, and the Middle East:  Bruker will receive the first $[***] of the total amount received from the sale of a T5000 System, for the manufacture, delivery, installation and warranty of the Ibis T5000 System. Then, to the extent available from the remainder of the amount received from such T5000 System sale, Bruker will pay Ibis $[***].  Finally, following such payments to Bruker and Ibis, for T5000 System sales in North America, Ibis and Bruker will [***] ([***]%) any remainder of the sale price received for such T5000 System, and for T5000 System sales in Europe and the Middle East, Ibis and Bruker will divide any remainder of the sale price received for such T5000 System by providing [***]% of such remainder to Ibis and [***]% of such remainder to Bruker, excluding shipping, taxes and other ancillary payments of revenue.

However, notwithstanding the foregoing, Bruker may negotiate sales of the T5000 System at its option provided Ibis receives the minimum amount of $[***] per system on Bruker negotiated sales, and Ibis may negotiate sales of the T5000 System at its option so long as Bruker receives the minimum amount of $[***] per system on Ibis negotiated sales.

For clarification, for purposes of Section 5.1(b), Ibis’ obligations under the Commercialization Plan are not specific to particular sales or deployments of T5000

Systems, but rather require Ibis to provide Bruker generally with the Ibis Analytical Systems installed on a computer that will be integrated with each particular sale and deployment of a T5000 System.

5.2                               Sales of T5000 Systems (Other than Full Bruker Participation).  For each sale of a T5000 System for which  Bruker does not perform all of the tasks assumable by Bruker as set forth in the Commercialization Plan, Ibis and Bruker, in accordance with Section 15.10, will determine an equitable allocation of System Revenues based on obligations assumed by Ibis (either directly or through a Third Party, including an Ibis Partner).

5.3                               Bruker Purchase of Ibis Consumables.  Solely in connection with satisfying its obligations under the Commercialization Plan, beginning on the Effective Date Bruker may purchase, and Ibis will sell, Ibis Consumables at [***]% of Ibis’ then current list price for such Ibis Consumables in the United States.  However, if Ibis discounts particular Ibis Consumables by more than [***]% from its current list price in the United States for purchases of the same or equivalent Ibis Consumables in the same or similar volume, then Bruker may purchase, and Ibis will sell, Ibis Consumables at [***]% of Ibis average selling price in the United States for purchases of the same or similar Ibis Consumables in the same or similar volume.  Notwithstanding the foregoing, the parties understand and agree that Ibis may, from time to time, provide discounted Ibis Consumables to customers who will be supplying data to Ibis for marketing, regulatory or other valuable purposes or in connection with a significant relationship.  Such discounted Ibis Consumables will not be included in calculating such average price; provided, however, that in any case not more than [***]% of Ibis Consumables sales will be excluded from the calculation of such average price.

During the start-up phase of the Ibis Consumables business, while the Ibis Consumables still require [***] and logistics, Ibis will replace consumables which are damaged due to loss of [***] during shipping.  This replacement will be limited to a maximum of [***] kits for any customer or shipment.  Bruker will use reasonable care in assuring shipments of consumbles requiring [***] are appropriately packaged and shipped.  Any reimbursement to Bruker from the carrier for loss of consumables during shipment of [***] products will be remitted to Ibis.

Ibis will make Ibis Consumables available to the Bruker demonstration and applications laboratory for Bruker-internal use only as follows:

i)             For customer demonstrations: at [***]% of Ibis’ then current list price for such Ibis Consumables in the United States, limited to a maximum of [***] kit per demonstration.

5.4                               Extended Warranty.  (a) For each Extended Warranty sold to an End User located in the North American Territory, Bruker will pay Ibis [***]% of Extended Warranty Revenues, but in no event less than $[***] for each year of coverage under such Extended Warranty (unless specifically authorized in writing by the Ibis President for any particular End User or any particular defined business incentive) and (b) for each Extended Warranty sold to an End User located outside the North American Territory, Bruker will pay Ibis [***]%

                                                of Extended Warranty Revenues, but in no event less than $[***] for each year of coverage under such Extended Warranty (unless specifically authorized in writing by the Ibis President for any particular End User or any particular defined business incentive).  Bruker acknowledges and agrees that these payments are tied to each Extended Warranty sold to an End User for each T5000 System purchased by such End User for each year of coverage under such Extended Warranty.  For clarification, (c) for purposes of Section 5.4(a), Ibis’ obligations under the Commercialization Plan with respect to providing Bruker with Renewal Updates are not specific to particular sales of Extended Warranties, but rather require Ibis to provide Bruker generally with Renewal Updates that will be integrated with each particular sale of an Extended Warranty and (d) Bruker has no obligation to compensate Ibis for providing Renewal Updates other than as set forth in Section 5.4(a) and (b).

# # #

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

Isis Pharmaceuticals, Inc.		Bruker Daltonics, inc.
By:	/s/ Michael J. Treble	By:	/s/ Gary Kruppa, Ph.D.
Name:	Michael J. Treble	Name:	Gary Kruppa, Ph.D.
Title:	President, Ibis Biosciences, Inc.	Title:	Vice President, Bruker Daltonics,Inc.
Date:	May 15, 2007	Date:	May 22, 2007

Attachment A

List of Ibis T5000 System Components

Item

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